Exhibit 10.1

SNAP-ON INCORPORATED
COMBINED INCENTIVE STOCK OPTION AND NON-QUALIFIED STOCK OPTION
AGREEMENT WITH VESTING PROVISIONS

        THIS COMBINED INCENTIVE STOCK OPTION AND NON-QUALIFIED STOCK OPTION AGREEMENT, dated the [ ] day of [Month], [YEAR], is granted by SNAP-ON INCORPORATED (the “Company”) to [Name] (the “Optionee”) pursuant to the Company’s 2001 Incentive Stock and Awards Plan (the “Plan”).

        WHEREAS, the Company believes it to be in the best interests of the Company, its subsidiaries and its stockholders for its officers and other key employees to obtain or increase their stock ownership interest in the Company so that they will have a greater incentive to work for and manage the Company’s affairs in such a way that its shares may become more valuable; and

        WHEREAS, the Optionee is employed by the Company or one of its subsidiaries as an officer or other key employee and has been selected by the Committee to receive an option;

        NOW, THEREFORE, in consideration of the premises and of the services to be performed by the Optionee, the Company and the Optionee hereby agree as follows:

        1. OPTION GRANT

        Subject to the terms of this Agreement and the Plan, the Company grants to the Optionee an option to purchase a total of [#] shares of Common Stock of the Company at a price of [$] per share divided as follows:

        (a)     A portion of this option to purchase [#] shares of Common Stock is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

        (b)     The remaining portion of this option to purchase [#] shares of Common Stock is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, which this Agreement refers to as “non-qualified”.

        2. TIME OF EXERCISE

        Subject to the termination provisions of paragraphs 3, 4 and 5, and provided that the Optionee is an employee of the Company or one of its subsidiaries on such date,

        (a)     the Optionee may purchase [#] of the incentive option shares on or after [Date] [and may purchase an additional [#] of the incentive option shares on or after [Date]]; and

        (b)     the Optionee may purchase [#] of the non-qualified option shares on or after [Date] [and may purchase an additional [#]of the non-qualified option shares on or after [Date]].

If the Optionee terminates employment from the Company and its subsidiaries, only those option shares for which the right to purchase has accrued as of the date of such termination may be purchased after such termination (subject to the provisions of paragraphs 3, 4 and 5). If the Optionee takes an unpaid leave of absence, then the Committee may defer the dates on which the Optionee may first purchase the option shares to take into account such leave of absence.

        3. TERMINATION OF OPTION

            A.        INCENTIVE STOCK OPTION

        The Optionee may not exercise the portion of this option that is intended to qualify as an incentive stock option after, and this portion of the option will terminate without notice to the Optionee on, the earlier of:

        (a)     Three (3) months after the date of the termination of the Optionee’s employment from the Company and its subsidiaries for any reason other than for Cause or due to Disability or death;

        (b)     On the date the Company or one of its subsidiaries terminates the Optionee’s employment for Cause;

        (c)     Twelve (12) months after the date of the termination of the Optionee’s employment from the Company and its subsidiaries by reason of death or Disability; or

        (d)     Ten (10) years from the date of this Agreement.

            B. NON-QUALIFIED STOCK OPTION

        The Optionee may not exercise the portion of this option that is non-qualified after, and this portion of the option will terminate without notice to the Optionee on, the earlier of:

        (a)     Six (6) months after the date of the Optionee’s termination of employment from the Company and its subsidiaries for any reason other than for Cause or due to Disability, death or Retirement;

        (b)     The date the Company or one of its subsidiaries terminates the Optionee’s employment for Cause;

        (c)     Twelve (12) months after the date of termination of the Optionee’s employment from the Company and its subsidiaries by reason of death or Disability;

        (d)     Ten (10) years after the Optionee terminates employment from the Company and its subsidiaries on account of Retirement; or

        (e)     Ten (10) years from the date of this Agreement.

        For purposes of this paragraph 3, termination shall occur at 11:59 P.M. (Central Time) on the applicable date described above, except that if the Optionee is terminated for Cause, termination shall occur immediately at the time of such termination.

        The Company is under no obligation, whatsoever, to update, remind or notify Optionee of any expiration date prior to the expiration of the options, regardless of whether Company provides an update to Optionee or any other Plan Participant.

        If the Company divests a subsidiary, division or other business unit, then the Committee will have the discretion to determine whether or not such divestiture of a subsidiary, division or other business unit results in termination of the Optionee’s employment from the Company and its subsidiaries for purposes of this Agreement, which discretion the Committee may exercise on a case by case basis.

        In addition, if the Optionee takes a military, sick leave or other bona fide leave of absence from the Company and its subsidiaries, the Optionee will be considered to have terminated employment from the Company and its subsidiaries on the later of (i) the 91st day of such leave, or (ii) the last day that the Optionee’s right to reemployment following the end of such leave is guaranteed by law or contract with the Company or a subsidiary.

        4. TERMINATION FOR CAUSE

        If the Company or one of its subsidiaries terminates the Optionee’s employment for Cause, then the Committee may determine that any exercises of this option within the six (6) month period prior to such termination will be deemed of no force and effect and the Committee may pursue any remedy or proceeding available to compel the Optionee to return to the Company any profits the Optionee realized (directly or indirectly) from exercising this option during such period.

        5. DETRIMENTAL ACTIVITY

        (a)     If, within one (1) year after the Optionee’s termination of employment from the Company and its subsidiaries, the Company becomes aware that the Optionee had engaged in activity prior to his or her termination that would have constituted Cause for termination had the Company known of such activity, then the Committee may re-characterize the Optionee’s termination as a termination for Cause and/or may redetermine the date of such termination. In such an event, the Optionee’s right to exercise this option will be terminated as of the Optionee’s deemed date of termination for Cause.

        (b)     If, within three (3) months after the Optionee’s termination of employment from the Company and its subsidiaries, the Company becomes aware that the Optionee has engaged in Detrimental Activity subsequent to his or her termination, then the Committee may determine that the Optionee’s right to exercise this option will be terminated as of the date the Optionee engaged in the Detrimental Activity.

        (c)     If the Optionee exercised this option during the period beginning six (6) months before the deemed date of termination for Cause in accordance with (a) above, or the date the Optionee engaged in Detrimental Activity in accordance with (b) above, and ending on the date of the Committee’s determination, then such exercise will be deemed of no force and effect and the Committee reserves its right to pursue any remedy or proceeding available to compel the Optionee to return to the Company any profits the Optionee realized (directly or indirectly) from exercising this option during such period.

        (d)     If an allegation of Detrimental Activity by the Optionee is made to the Committee, then the Optionee’s ability to exercise this option will be suspended for the period the Committee determines to permit the Committee to investigate the allegation.

        (e)     Notwithstanding any other provision hereof, the provisions of this Section 5 shall be null and void and of no effect upon the occurrence of a Change of Control (as defined in the Plan).

        6. EXERCISE PROCEDURES

        (a)     The Optionee may exercise this option in whole or in part only with respect to any shares for which the right to exercise shall have accrued pursuant to paragraph 2 and only so long as paragraphs 3 and 5 do not prohibit such exercise.

        (b)     This option may be exercised by delivering a written notice of option exercise to the Company’s Human Resources Department at Kenosha, Wisconsin, accompanied by payment of the purchase price and such additional amount (if any) determined by the Human Resources Department as necessary to satisfy the Company’s tax withholding obligations, and such other documents or representations as the Company may reasonably request to comply with securities, tax or other laws then applicable to the exercise of the option. Delivery may be made in person, by nationally-recognized delivery service that guarantees overnight delivery, or by facsimile. A notice of option exercise that the Human Resources Department receives after the date of termination (as provided in paragraph 3) shall be null and void.

        (c)     The Optionee may pay the purchase price in one or more of the following forms:

i. a check payable to the order of the Company for the purchase price of the shares being purchased; or

ii. delivery of shares of Common Stock (including by attestation) that the Optionee has owned for at least six (6) months and that have a Fair Market Value (determined on the date of delivery) equal to the purchase price of the shares being purchased; or

iii. delivery (including by facsimile) to the Human Resources Department of the Company at Kenosha, Wisconsin, of an executed irrevocable option exercise form together with irrevocable instructions, in a form acceptable to the Company, to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock issuable upon exercise of this option and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price.

        (d)     The Optionee may satisfy any tax withholding obligation of the Company arising from the exercise of this option, in whole or in part, by paying such tax obligation in cash or by check made payable to the Company, or by electing to have the Company withhold shares of Common Stock having a Fair Market Value on the date of exercise equal to the amount required to be withheld, subject to such rules as the Committee may adopt. In any event, the Company reserves the right to withhold from any compensation otherwise payable to the Optionee such amount as the Company determines is necessary to satisfy the Company’s tax withholding obligations arising from the exercise of this option.

        7. DEFINITIONS

        (a)     “Cause” means termination of employment as a result of (i) the failure of the Optionee to perform or observe any of the terms or provisions of any written employment agreement between the Optionee and the Company or its subsidiaries or, if no written agreement exists, the gross dereliction of the Optionee’s duties with respect to the Company or any of its subsidiaries, as applicable; (ii) the failure of the Optionee to comply fully with the lawful directives of the Board of Directors of the Company or its subsidiaries, as applicable, or the officers or supervisory employees to whom the Optionee is reporting; (iii) the Optionee’s dishonesty, misconduct, misappropriation of funds, or disloyalty or disparagement of the Company, any of its subsidiaries, or its management or employees; (iv) engaging in Detrimental Activity prior to termination of employment, or (v) other proper cause determined in good faith by the Committee. Notwithstanding the foregoing, if the Optionee is subject to a written agreement with the Company or any of its subsidiaries that contains a definition of “Cause” that is different from the definition provided in this paragraph, then the definition of “Cause” in such other agreement shall apply in lieu of the definition provided in this paragraph.

        (b)     “Detrimental Activity” means activity that the Committee determines in its sole discretion to be detrimental to the interests of the Company or any of its subsidiaries, including but not limited to situations where the Optionee: (i) divulges trade secrets of the Company or its subsidiaries, proprietary data or other confidential information relating to the Company or any subsidiary or to the business of the Company or any subsidiary, (ii) enters into employment with a competitor under circumstances suggesting that such Optionee will be using unique or special knowledge gained as a Company or subsidiary employee to compete with the Company or any subsidiary, (iii) uses information obtained during the course of his or her prior employment for his or her own purposes, such as for the solicitation of business in competition with the Company, (iv) is determined to have engaged (whether or not prior to termination due to Retirement) in either gross misconduct or criminal activity harmful to the Company, or (v) takes any action that harms the business interests, reputation, or goodwill of the Company and/or its subsidiaries.

        (c)     “Disability” means permanently and totally disabled within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

        (d)     “Retirement” means termination of employment from the Company and its subsidiaries on or after satisfying the early or normal retirement age and service conditions specified in the retirement policy or retirement plan of the Company or one of its subsidiaries applicable to such Optionee as in effect at the time of such termination.

        8. OPTION AS COLLATERAL

        The Optionee may not assign or mortgage this option, or pledge this option as any type of security or collateral. Any attempted assignment, mortgage or pledge of this option in violation of this paragraph 8 will be null and void and have no legal effect.

        9. NON-TRANSFERABILITY; DEATH

            A. INCENTIVE STOCK OPTION

The following provisions apply only to the portion of this option intended to qualify as an incentive stock option:

                (i)        Except as the Committee otherwise provides, the Optionee may not transfer this option other than by will or the laws of descent and distribution, and only the Optionee may exercise this option during his or her lifetime. However, if the Committee determines that the Optionee is unable to exercise this option as a result of incapacity or Disability, then the Committee may permit the Optionee’s guardian or an individual who has obtained an appropriate power of attorney to exercise this option on behalf of the Optionee. In such an event, neither the Committee nor the Company will be liable for any losses resulting from such exercise or from the disposition of shares acquired upon such exercise.

                (ii)        If the Optionee dies while this option is outstanding, then the Optionee’s estate or the person to whom this option passes by will or the laws of descent and distribution may exercise this option in the manner described in paragraph 6, but only within a period of (A) twelve (12) months after the Optionee’s death or (B) ten (10) years from the date of this Agreement, whichever period is shorter. In such event, this option shall continue to be subject to the same terms and conditions as were applicable immediately prior to the Optionee’s death, provided that for purposes of this Agreement, the term “Optionee” as used in paragraphs 8, 10, 11, 12, 13 and 14 shall be deemed to refer to the person(s) who has(ve) the right to exercise the option after the Optionee’s death. The Company disclaims any obligation to provide notice to any person who has the right to exercise this option of circumstances triggering termination of this option.

            B. NON-QUALIFIED STOCK OPTION

The following provisions apply only to the portion of this option that is non-qualified:

                (i)        Except as provided in paragraph 9.B(iii), or as the Committee otherwise provides, the Optionee may not transfer this option other than by will or the laws of descent and distribution, and only the Optionee may exercise this option during his or her lifetime. However, if the Committee determines that the Optionee is unable to exercise this option as a result of incapacity or Disability, then the Committee may permit the Optionee’s guardian or an individual who has obtained an appropriate power of attorney to exercise this option on behalf of the Optionee. In such an event, neither the Committee nor the Company will be liable for any losses resulting from such exercise or from the disposition of shares acquired upon such exercise.

                (ii)        If the Optionee dies while this option is outstanding, then the Optionee’s estate or the person to whom this option passes by will or the laws of descent and distribution may exercise this option in the manner described in paragraph 6, but only within a period of (A) twelve (12) months after the Optionee’s death or (B) ten (10) years from the date of this Agreement, whichever period is shorter.

                (iii)        The Optionee may transfer this option to (A) his or her spouse, children or grandchildren (“Immediate Family Members”); (B) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (C) a partnership in which such Immediate Family Members are the only partners. The transfer will be effective only if the Optionee receives no consideration for such transfer. Subsequent transfers of the transferred option are prohibited except transfers to those persons or entities to which the Optionee could have transferred this option or transfers otherwise in accordance with this paragraph 9.B.

        Following any transfer (whether voluntarily or pursuant to will or the law of descent and distribution) under this paragraph 9.B, this option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, provided that for purposes of this Agreement, the term “Optionee” as used in paragraphs 8, 10, 11, 12, 13 and 14 shall be deemed to refer to the transferee. The Company disclaims any obligation to provide notice to any person who has the right to exercise this option of circumstances triggering termination of this option.

        10. REGISTRATION

        If the Company is advised by its counsel that shares deliverable upon exercise of this option are required to be registered under the Securities Act of 1933 (“Act”) or any applicable state or foreign securities laws, or that delivery of the shares must be accompanied or preceded by a prospectus meeting the requirements of that Act or such state or foreign securities laws, then the Company will use its best efforts to effect the registration or provide the prospectus within a reasonable time following the Company’s receipt of written notice of option exercise relating to this option, but delivery of shares by the Company may be deferred until the registration is effected or the prospectus is available. The Optionee shall have no interest in shares covered by this option until certificates for the shares are issued.

        11. ADJUSTMENTS AND CHANGE OF CONTROL

        The number and type of shares subject to this option and the option price may be adjusted, or this option may be assumed, cancelled or otherwise changed, in the event of certain transactions, as provided in Section 12 of the Plan. Upon a change of control, as defined in the Plan, the Optionee shall have the rights specified in Section 12 of the Plan.

        12. AMENDMENT OR MODIFICATION

        Except as provided in paragraph 11, no term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which or whom the enforcement of the amendment, modification or supplement is sought.

        13. LIMITED INTEREST

        (a)     The Optionee has no rights as a stockholder as a result of the grant of the option until this option is exercised, the exercise price and applicable withholding taxes are paid, and the shares issued.

        (b)     The grant of this option does not confer on the Optionee any right to continue as an employee, nor interfere in any way with the right of the Company or any of its subsidiaries to terminate the Optionee at any time.

        (c)     The grant of this option shall not affect in any way the right or power of the Company or any of its subsidiaries to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s or any subsidiary’s capital structure or its business, or any merger, consolidation or business combination of the Company or any subsidiary, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the Common Stock or the rights of the holders of Common Stock, or the dissolution or liquidation of the Company or any subsidiary, or any sale or transfer of all or any part of its assets or business or any other Company or subsidiary act or proceeding, whether of a similar character or otherwise.

        14. LIMITS ON INCENTIVE STOCK OPTIONS

        To the extent that the aggregate Fair Market Value of the Common Stock in respect of which the portion of this option that is intended to qualify as an “incentive stock option” is exercisable for the first time by the Optionee during a single calendar year (determined as of the date of this Agreement), plus the aggregate Fair Market Value of any shares of Common Stock subject to incentive stock options previously granted to the Optionee by the Company or any subsidiary (determined as of their respective dates of grant) that are exercisable for the first time by the Optionee during a single calendar year, exceeds one hundred thousand dollars ($100,000), such portion of this option as to any such excess shall be considered a non-qualified stock option in addition to the portion of this option that is non-qualified as contemplated by paragraph 1(b).

        15. ACTION OR PROCEEDING; SUBJECT TO PLAN

        The Company may require that any legal action or proceeding with respect to the Plan or this option be determined in a bench trial.

        THE OPTIONEE ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN. ALL PARTIES ACKNOWLEDGE THAT THIS OPTION IS GRANTED UNDER AND PURSUANT TO THE PLAN, WHICH SHALL GOVERN ALL RIGHTS, INTERESTS, OBLIGATIONS, AND UNDERTAKINGS OF BOTH THE COMPANY AND THE OPTIONEE. ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED IN THIS OPTION SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PLAN.

        OPTIONEE HEREBY ACKNOWLEDGES THAT IT IS OPTIONEE’S RESPONSIBILITY TO EXERCISE THE OPTIONS PRIOR TO THEIR EXPIRATION. OPTIONEE FURTHER ACKNOWLEDGES THAT COMPANY IS UNDER NO OBLIGATION, WHATSOEVER, TO UPDATE, REMIND OR NOTIFY OPTIONEE OF ANY EXPIRATION DATE PRIOR TO THE EXPIRATION OF THE OPTIONS, REGARDLESS OF WHETHER COMPANY PROVIDES AN UPDATE TO OPTIONEE OR ANY OTHER PLAN PARTICIPANT.

        16. COUNTERPARTS

        This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Optionee has executed this Agreement all as of the day and date first above written.

SNAP-ON INCORPORATED
By_____________________________________
_______________________________________
[Optionee]
_______________________________________
Social Security Number